Schedule 14A Information

                    Proxy Statement Pursuant to Section 14(a)
                   of the Securities and Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to s. 240.14a-12

                               SIMTEK CORPORATION
                -----------------------------------------------
                (Name of Registrant as Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1)  Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------
      (2)  Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------
      (4)  Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------

      (5)  Total fee paid:

           ---------------------------------------------------------------------
[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)   Amount previously paid:
                                   ---------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:
                                                         -----------------------
      (3)   Filing Party:
                        --------------------------------------------------------
      (4)   Date Filed:
                       ---------------------------------------------------------

                                  [SIMTEK LOGO]


Dear Fellow Shareholder:

     You are invited to attend the annual meeting of the shareholders of Simtek Corporation which will be held at The Academy Hotel, 8110 N. Academy Blvd., Colorado Springs, Colorado, 80920 on October 27, 2005, at 10:00 a.m., local time. We have enclosed a notice of the annual meeting, a proxy statement, a proxy card and a copy of our annual report for the year ended December 31, 2004.

     At the annual meeting, our shareholders will (i) consider and vote on a proposal to elect two directors to our board of directors, each to serve for a three year term; (ii) consider and vote on a proposal to ratify the selection of Hein & Associates LLP, independent auditors, as our auditors for the year ending December 31, 2005; and (iii) transact such other business as may properly come before the meeting.

     Our board of directors has approved the proposals and recommends that you vote in favor of the proposals. Whether or not you are personally able to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to vote in person if you do wish to attend the meeting and vote personally.

     Approval of the proposals requires the affirmative vote of a majority of the shares of our common stock represented in person or by proxy, and entitled to vote, at the annual meeting. Only holders of our common stock at the close of business on September 12, 2005, the record date, will be entitled to notice of, and to vote at, the annual meeting.

     PLEASE REVIEW THE ENTIRE PROXY STATEMENT CAREFULLY. If you would like assistance in completing your proxy card, or if you have any questions about the procedure for voting your shares described in the attached proxy statement, please contact Mr. Brian Alleman, Simtek's CFO, at (719) 531-9444 or Mr. Sheldon Lutch, Simtek's Investor Representative, at 1-212-268-1816.

                                             Sincerely yours,

                                             /s/ Harold Blomquist
                                             Harold Blomquist
                                             Chief Executive Officer

                               SIMTEK CORPORATION
                            4250 Buckingham Dr. #100
                           Colorado Springs, CO 80907
                                 (719) 531-9444

                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To be held on October 27, 2005

                    ----------------------------------------


                                                              September 23, 2005
To the Shareholders of Simtek Corporation:

     The annual meeting of shareholders of Simtek Corporation, a Colorado corporation ("Simtek") will be held at 10:00 a.m., local time, on October 27, 2005, at The Academy Hotel, 8110 N. Academy Blvd., Colorado Springs, Colorado 80920, for purposes of:

     1. considering and voting upon a proposal to elect two directors to our board of directors each to serve for a three year term (the "Director Election Proposal");

     2. considering and voting upon a proposal to ratify the selection of Hein & Associates LLP, independent auditors, as auditors of Simtek for the year ending December 31, 2005 (together with the Director Election Proposal, the "Proposals"); and

     3. transacting such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on September 12, 2005, the record date for the meeting, will be entitled to notice of, and to vote at, the annual meeting. A copy of Simtek's annual report for the year ended December 31, 2004, is enclosed. A list of shareholders entitled to vote at the meeting will be kept on file at Simtek's principal office for inspection by any shareholder, for any purpose germane to the meeting, during usual business hours for ten days prior to the meeting.

     YOU ARE INVITED TO ATTEND THE ANNUAL MEETING, BUT WHETHER OR NOT YOU PLAN TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

     Our board of directors believes that the Proposals are advisable to and in the best interests of us and our shareholders. Our board of directors recommends that you vote in favor of the Proposals. Approval of each of the Proposals requires the affirmative vote of a majority of the shares represented in person or by proxy, and entitled to vote, at the annual meeting.

     THIS NOTICE AND THE ATTACHED PROXY STATEMENT, PROXY CARD, AND ANNUAL REPORT ARE FIRST BEING MAILED TO SIMTEK'S SHAREHOLDERS ON OR ABOUT SEPTEMBER 25, 2005.

                                  By Order of the Board of Directors,

                                  /s/ Brian Alleman
                                  Brian Alleman
                                  Secretary

Colorado Springs, Colorado
September 23, 2005

                               SIMTEK CORPORATION

                            4250 Buckingham Dr. #100
                        Colorado Springs, Colorado 80907
                                 (719) 531-9444


                           -------------------------

                                 PROXY STATEMENT

                           -------------------------


     The accompanying proxy is being solicited by the board of directors (the "Board") of Simtek Corporation, a Colorado corporation (the "Company" or "Simtek") for use at the Company's annual meeting of shareholders, including any adjournment thereof (the "Annual Meeting").

TIME AND PLACE; PURPOSE

     The Annual Meeting will be held at 10:00 a.m., local time, Thursday, October 27, 2005, at The Academy Hotel, 8110 N. Academy Blvd., Colorado Springs, Colorado 80920. At the Annual Meeting, our shareholders will be asked to consider and vote upon the following proposals (the "Proposals"):

     1. to consider and vote upon a proposal to elect two directors to our Board each to serve for a three year term (the "Director Election Proposal"); and

     2. to ratify the selection of Hein & Associates LLP, independent auditors, as auditors of the Company for the year ending December 31, 2005 (together with the Director Election Proposal, the "Proposals").

Our Board has determined that the Proposals are advisable to and in the best interests of us and our shareholders. Our Board recommends that you vote in favor of the Proposals.

VOTING RIGHTS; RECORD DATE

     Our Board has fixed the close of business on September 12, 2005 as the record date (the "Record Date") for the determination of holders of common stock entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of common stock at the close of business on the Record Date are entitled to receive notice of, and to vote at, the meeting. At the close of business on the Record Date, we had outstanding 70,740,604 shares of common stock, par value $0.01 per share.

     The holders of shares of common stock are entitled to one vote per share on each matter that properly comes before the Annual Meeting. The affirmative vote of a majority of the shares of common stock represented in person or by proxy, and entitled to vote, at the Annual Meeting will be required to approve a Proposal. According to Colorado law and our amended and restated articles of incorporation and bylaws, abstentions and broker non-votes will be treated as present for purposes of determining whether a quorum exists, and will be treated as votes against for purposes of approving a proposal. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

PROXIES

     Unless otherwise specified, the shares of common stock represented by the accompanying form of proxy, properly executed and returned, will be voted FOR the Proposals as described below. As to any other matters that may properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with their best judgment. Votes will be tabulated by Continental Stock Transfer & Trust Company, the Company's transfer agent for the common stock.

     The Proposals are the only matters to be acted upon at the meeting. As to any other matter that may properly come before the Annual Meeting the persons named in the accompanying proxy card will vote thereon in accordance with their best judgment. A properly submitted proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the meeting, will not be voted and will have no effect. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at the Annual Meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will also be counted for purposes of determining whether there is a quorum at the meeting.

     Any person giving a proxy has the right to revoke the proxy at any time before it is voted by giving written notice to the Secretary of the Company. The Company will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies. In addition to solicitation by mail, employees or representatives of the Company may personally solicit proxies. Such persons will receive no additional compensation for such work.

     This proxy statement and accompanying form of proxy and annual report are first being mailed to shareholders on or about September 25, 2005.

ANNUAL REPORT

     The Company's annual report to shareholders for the year ended December 31, 2004 is being mailed to the Company's shareholders with this proxy statement.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     The Company's amended and restated articles of incorporation and bylaws provide that if the Board consists of six or more persons, then the members of the Board shall be divided into three classes, each class to be as nearly equal in number as possible. The Board is currently divided into three (3) classes, each class consisting of two directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board) will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until the director's successor is elected and qualified.

     The Board presently consists of six (6) members. There are two Class 1 Directors, Messrs. Harold Blomquist and Robert Pearson, whose terms of office will expire at the 2005 annual meeting. The Board has nominated each of Mr. Blomquist and Mr. Pearson for re-election. Proxies cannot be voted for a greater number of persons than the number of nominees named. If elected at the Annual Meeting, each of the nominees would serve until the 2008 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy, and entitled to vote, at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Messrs. Blomquist and Pearson. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting. Ages are as of September 12, 2005, the Record Date.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2008 ANNUAL MEETING

     HAROLD A. BLOMQUIST, age 53, was originally appointed as a director in May 1998, resigned from the Board in July 2001 to avoid a potential conflict of interest with his employer and was re-appointed in January 2002. Mr. Blomquist's current term of office as a director expires at the 2005 annual meeting. In October 2003, Mr. Blomquist was elected to the position of Chairman of the Board of Directors. Mr. Blomquist has served as Chief Executive Officer and President of the Company since May 2005. He has served as a Director on the Board of Microsemi, Inc. since February 2003 and as a consultant to venture investors and early stage technology companies in the semiconductor and electronic components areas. In the past, he was employed as President and Chief Executive Officer of Morpho Technologies, Inc., and Chief Executive Officer of Tower Semiconductor, USA, Inc. Mr. Blomquist served as a member of the Board of Directors of AMIS Holding Co. and Sr. Vice President of AMI Semiconductors. Prior to joining AMI in April 1990, Mr. Blomquist held positions in engineering, sales, and marketing for several semiconductor firms, including Texas Instruments, Inmos Corporation, and General Semiconductor. Mr. Blomquist was granted a BSEE degree from the University of Utah and also attended the University of Houston, where he pursued a joint Juris Doctor/MBA course of study.

     ROBERT C. PEARSON, age 70, has served as a director since July 2002. Mr. Pearson's current term of office as a director expires at the 2005 annual meeting. He joined RENN Capital Group in April 1997 and is Senior Vice President-Investments. From May 1994 to May 1997, Mr. Pearson was an independent financial management consultant primarily engaged by RENN Capital Group. From May 1990 to May 1994, he served as Chief Financial Officer and Executive Vice President of Thomas Group, Inc., a management consulting firm, where he was instrumental in moving a small privately held company from a start-up to a public company with over $40 million in revenues. Prior to 1990, Mr. Pearson spent 25 years at Texas Instruments Incorporated where he served in several positions including Vice President-Controller and later as Vice President-Finance. Mr. Pearson holds a BS in Business from the University of Maryland and was a W.A. Paton Scholar with an MBA from the University of Michigan. He is currently a Director of Poore Brothers, Inc., CaminoSoft, Inc., Advanced Power Technology, Inc., and Simtek, all publicly held. He is also a Director of eOriginal, Inc., a privately held company.


              THE BOARD RECOMMENDS A VOTE "FOR" EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2006 ANNUAL MEETING

     RONALD SARTORE, age 55, has served as a director since March 2004, which term expires in 2006. Mr. Sartore has over 30 years experience in the computer and semiconductor fields and is currently the Vice President of High Speed Serial Interfaces (HSSI) Business Unit for Cypress Semiconductor Corporation's

Consumer and Computation Division. Mr. Sartore joined Cypress Semiconductor Corporation, or "Cypress," after Cypress's May 1999 accretive acquisition of Anchor Chips, where he was its CEO, and President. Mr. Sartore founded Anchor Chips in 1995 and secured $9.5 million in funding from its majority owner: South Korea's LG Semicon. Prior to that, Mr. Sartore worked as a systems architect for San Diego based AMCC. Previous to AMCC, Mr. Sartore was a technical consultant for Array Microsystems, and an employee of Maximum Storage, both in Colorado Springs. In 1985, Mr. Sartore co-founded Cheetah International, a manufacturer of personal computers and peripherals until its acquisition by Northgate Computers in 1990. Cheetah's products, designed by Sartore, have received acclaim for their high performance and were the subject of articles in numerous trade magazines. Prior to Cheetah, Mr. Sartore has held technical design positions in the following companies: Inmos, in Colorado Springs, Colorado; Synercom Technology, in Sugarland, Texas; Texas Instruments, in Stafford, Texas; NCR, in Millsboro, Delaware; and Sperry Univac, in Blue Bell, Pennsylvania. Mr. Sartore currently holds 12 US patents and obtained a BS degree in Electrical Engineering from Purdue University.

     ALFRED J. STEIN, age 72, has served as a director since March 2004, which term expires in 2006. He is currently a Consultant and Advisor to startup companies in the high technology industry. He previously served at VLSI Technology, Inc. as Chairman of the Board and Chief Executive Officer from 1982 until its acquisition by Philips Electronics in 1999. During his tenure, VLSI grew from a venture capital funded start-up to a publicly traded company with revenues in excess of $600 million and over 2,200 employees in more than 25 locations around the world. For more that 40 years, Mr. Stein has played a significant role in the high tech industry, including senior management assignments at both Texas Instruments and Motorola. Mr. Stein was with Texas Instruments for 18 years from 1958 through 1976; his last position was Vice President and General Manager for the Electronics Devices Division. Mr. Stein was with Motorola for five years where he was Vice President and Assistant General Manager of Motorola's Semiconductor Sector. He joined VLSI Technology from Arrow Electronics where he had been that company's Chief Executive Officer. Mr. Stein is on the Board of Directors of three publicly traded companies:
Advanced Power Technology, ESS Technology, Electronics Boutique, and several private startup companies. He also has served on the board of directors at Applied Materials, Radio Shack Corporation and was Chairman of the Board for the Semiconductor Industry Association (SIA). He served on the Board of Trustees for St. Mary's University of Texas.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2007 ANNUAL MEETING

     ROBERT H. KEELEY, age 64, has served as a director since May 1993. He is currently the El Pomar Professor of Business Finance at the University of Colorado at Colorado Springs. From 1986 until he joined the faculty at the University of Colorado at Colorado Springs in 1992, Dr. Keeley was a professor in the Department of Industrial Engineering and Engineering Management at Stanford University. Prior to joining Stanford, he was a general partner of Hill and Carmen (formerly Hill, Keeley and Kirby), a venture capital firm. Dr. Keeley holds a Bachelor's degree in electrical engineering from Stanford University, an M.B.A. from Harvard University and a Ph.D. in business administration from Stanford University. Dr. Keeley is also a director of three private companies and is the president of one of them.

     TOM SURRETTE, age 43, was elected as a director in May 2005, with a term expiring in 2007. Surrette has more than 20 years of experience in the semiconductor field and is currently managing director in Cypress' Memory and Imaging Division. Surrette joined Cypress's Aspen Semiconductor subsidiary in 1990 as a test engineer working on high-speed BiCMOS Static RAMs and Programmable Logic Devices. As test engineering manager for Cypress's Memory Products Division, Surrette was responsible for numerous software and hardware innovations to ramp capacity and reduce costs. After leading a project to develop software, hardware and manufacturing infrastructure for a custom SRAM/ROM chip, Surrette was named business unit director for the newly formed MicroPower(TM) Static RAM group, which grew to become the highest-revenue business unit within Cypress. As managing director of the Synchronous Static RAM group, Surrette was responsible for doubling revenue and qualifying products on two new generations of process technology within two years. He also led the 2003 transfer of Micron Technology's Synchronous SRAM product inventory and customer support responsibilities to Cypress. Surrette currently holds five U.S. patents and has earned both a bachelor's degree in electrical engineering from Rensselaer Polytechnic Institute and a master's degree in business administration from Santa Clara University.


               INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

MEETINGS AND COMMITTEES OF THE BOARD

     Our business, property and affairs are managed under the direction of our Board and its committees. Members of our Board are kept informed of our business through discussions with our Chairman and our Chief Executive Officer and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

     During the fiscal year ended December 31, 2004, the Board held five meetings. During that same period, the Board acted by unanimous consent five times. No incumbent director attended fewer than 100% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the board on which such directors served.

     The Board has an Audit Committee, a Compensation Committee, and a Governance Committee. The Governance Committee was established in February 2004. Below is the information that provides membership and meeting information for each of the Board committees. In fiscal year 2004, each committee member attended 100% of the meetings of each applicable committee held after becoming a member of that committee.

     AUDIT COMMITTEE. The Audit Committee consists of Robert Keeley as the chairperson, Alfred Stein, and Harold Blomquist (prior to his appointment as Chief Executive Officer and President of the Company in May 2005). The Audit committee held two meetings during the fiscal year 2004.

     COMPENSATION COMMITTEE. The Compensation Committee consists of Ronald Sartore as the chairperson, Robert Pearson and Douglas Mitchell (prior to his resignation from the Board in May 2005). The Compensation Committee held six meetings during the fiscal year 2004. Following Mr. Mitchell's resignation, Mr. Blomquist was appointed to the Compensation Committee.

     GOVERNANCE COMMITTEE. During 2004, the Governance Committee consisted of Harold Blomquist as the chairperson, Robert Pearson, and Douglas Mitchell (prior to his resignation from the Board in May 2005). In May 2005, the Governance Committee was reorganized to consist of Alfred Stein as the chairperson, Harold Blomquist, and Ronald Sartore. The Governance Committee acts by unanimous consent and they acted two times during the fiscal year 2004.

     Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities

     AUDIT COMMITTEE. The Audit Committee assists the Board in its oversight of the integrity of the Company's accounting, auditing, and reporting practices. The Audit Committee is comprised of Messrs. Keeley, Stein, and Blomquist (prior to his appointment as Chief Executive Officer and President of the Company in May 2005). Our Board has determined that Mr. Keeley has the requisite education, background or experience to be considered an "audit committee financial expert" as that term is defined by the Securities and Exchange Commission (the "SEC"). All members of the Audit Committee are "independent" under current Nasdaq Stock Market, Inc. listing standards.

     COMPENSATION COMMITTEE. The primary responsibilities of the Compensation Committee are to review and recommend to the Board the compensation of the Chief Executive Officer of the Company, determine the amounts and recipients of stock options and perform such other functions regarding compensation as the Board may delegate. The Compensation Committee consists of Messrs. Sartore, Blomquist, and Pearson. Messrs. Sartore and Pearson are independent and Mr. Blomquist is not independent, in each case according to standards for independence under current NASDAQ Stock Market, Inc. listing standards.

     GOVERNANCE COMMITTEE. The primary responsibilities of the Governance Committee are to ensure company compliance with the SEC and other government regulations concerning the conduct of the Company, its officers, directors and employees. The Governance Committee does not have a written charter. The Governance Committee responsibilities also include nomination for membership to the Board. The Governance Committee consists of Messrs. Stein, Blomquist, and Sartore. Messrs. Stein and Sartore are independent, and Mr. Blomquist is not independent, in each case according to standards for independence under current NASDAQ Stock Market, Inc. listing standards. The governance committee will consider nominees recommended by shareholders. Any such suggestions in connection with the 2006 Annual Meeting should be made to the Governance Committee (in care of the Company at its principal executive offices) by delivering notice to our Secretary at our principal executive offices in accordance with the provisions of our bylaws and the provisions set forth herein under the heading "Shareholder Proposals." The notice must contain certain prescribed information about the proponent and the nominee(s), including such information about the nominee(s) as would have been required to be included in a proxy statement filed pursuant to the rules of the SEC had such nominee been nominated by the Board. There is not a specific, minimum set of qualifications that must be met by a nominee for such nominee to be recommended for a position by the Governance Committee on the Simtek board of directors. On a case by case basis the Governance Committee will assess the specific needs of the board in terms of a desirable skill set in a potential nominee. The background of a potential nominee should include extensive executive experience in an area of specific interest to the Board. The Company operates to the highest ethical standards; consequently, any potential nominee must also.

     The Governance Committee conducts informal self-evaluations of the composition and size of the Board of Directors on a periodic basis. As a need is observed, the Governance Committee will recommend to the Board that it consider new directors and seek input from the Board regarding desired skills in new candidates. The Committee has, in the past, used formal and informal networking to identify and evaluate potential candidates. Similar to any nominee identified by the Committee, any potential nominee submitted for consideration by a shareholder would first be vetted against a perceived need existing on the Board, and would then be evaluated against other candidates for the position based on the merits of his/her background in comparison to other candidates. We have not, in the past, used a third party to identify or evaluate potential nominees.

     The Board of Directors has not established a formal process for shareholders to follow to send communications to the board or its members. The Company's policy is to forward to the directors any shareholder correspondence it receives that is addressed to them. Shareholders who wish to communicate with the directors may do so by sending their correspondence addressed to the board of directors at the Company's headquarters at 4250 Buckingham Drive, Suite 100, Colorado Springs, CO 80907 or via an email weblink "information @Simtek.com" on the Company's website.

STATEMENT ON CORPORATE GOVERNANCE

     We regularly monitor developments in the area of corporate governance by reviewing new federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as rules adopted by the SEC. In response to those developments, we review our processes and procedures and implement corporate governance practices which we believe are in the best interest of the Company and its shareholders.

     The Board has approved a Code of Business Conduct and Ethics (collectively, the "Code of Conduct"), posted on the Company's website under "Company." Employees and Directors are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct.

DIRECTOR COMPENSATION OVERVIEW

     In January and February 2004, each director who was not also an employee received $1,000 for each meeting of the Board, attended in person, and $500 for each meeting of a committee of the Board. Starting March 2004, each director who was not an employee received $1,500 for each meeting of the Board, attended in person, and $500 for each meeting of a committee of the Board. Starting January 1, 2005, each director of the Board received a $10,000 annual stipend; the stipend is paid quarterly. Until the Company has two consecutive quarters of net profit, the stipend is paid in restricted common stock. The cost per common share is calculated based on the average closing price of the Company's common stock during the 20 trading days prior to issuance. Commencing the first quarter after the Company has shown two consecutive quarters of audited net profit, the stipend will be paid in cash. Upon initial appointment or election to the Board, each newly appointed or elected member receives options to purchase 100,000 shares of the Company's common stock. Each member of the Board receives, within the first month of each calendar year, while serving as a member of the Board, a grant of options to purchase 35,000 shares of the Company's common stock. Along with the above compensation, the Chairman of the Board receives $4,000 per calendar quarter, as long as the Chairman is not an employee. Directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to us.

DIRECTOR'S ATTENDANCE AT ANNUAL SHAREHOLDER MEETINGS

     The Company has no written policy regarding the attendance of it's board members at Annual Shareholder Meetings. However, all board members attended the Company's 2004 Annual Shareholder Meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee, during fiscal year 2004, consisted of Ronald Sartore, Robert Pearson and Douglas Mitchell. Mr. Mitchell was our Chief Executive Officer, President and Chief Financial Officer (acting), as well as the Chairman of our subsidiary, Q-DOT, Inc. On June 28, 2005, we issued to Renaissance Capital Growth and Income Fund III, Inc., Renaissance US Growth & Investment Trust PLC and BFSUS Special Opportunities Trust PLC., which are managed by RENN Capital Group, warrants to purchase 200,000 shares of our common stock at $0.50 per share with an exercise period of 5 years. These warrants were issued in exchange for an agreement to delay making principal redemption installments under the 7.50% Convertible Debentures issued by Simtek in 2002 in the aggregate principal amount of $3,000,000. RENN Capital Group is the agent for these three investment funds. One of our directors, Mr. Robert Pearson, holds the position of Senior Vice President of RENN Capital Group.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     Our directors and executive officers are as follows:

Name                              Age                Position
----                              ---                --------

Harold Blomquist................  53     Chairman of the Board, Chief Executive
                                         Officer and President

Brian Alleman...................  49     Vice President and Chief Financial
                                         Officer, Corporate Secretary

David W. Still..................  49     Vice President of Engineering

Alfred Stein....................  72     Director

Robert H. Keeley................  64     Director

Ronald Sartore..................  55     Director

Robert Pearson..................  70     Director

Thomas Surrette.................  43     Director


     See "Proposal 1--Election of Directors" for the biographies of Messrs. Blomquist, Keeley, Pearson, Sartore, Stein and Surrette.

     DAVID W. STILL has served as the Vice President of Engineering at the Company since December of 2001. Mr. Still has over 25 years experience in various corporate, management, and technical positions within the semiconductor industry, where he has successfully managed engineering teams developing products in CMOS, bipolar, and GaAs processes, as well as associated CAD software. Prior to his work at Simtek, he served as Vice President of IC engineering for Comsilica, developing SOC WLAN products for 802.11a and b wireless networks. Previously, he served as manager of the Colorado Design Center for Lattice Semiconductor (formerly Minc), an FGPA / CPLD CAD software company. Mr. Still was also a Vice President of Engineering at Array Microsystems, a digital video product company, where he managed the CMOS IC design and software development groups. He has also held engineering management positions with Prisma and Honeywell. At Honeywell, he received two technical excellence awards for his contributions to PLA designs. Mr. Still has published over 18 technical papers and has received two patents. Mr. Still holds a Masters Degree in Electrical Engineering from Arizona State University and a Bachelors Degree in Electrical Engineering from the University of Nebraska.

     BRIAN ALLEMAN has served as Vice President and Chief Financial Officer at the Company since June of 2005. Mr. Alleman is a partner in the Denver office of Tatum CFO Partners, LLP ("Tatum"), a national firm of experienced Chief Financial Officers serving as full-time, part-time, interim, project, or on-staff professionals to provide financial solutions and CFO support to companies undertaking significant change. Alleman has over 25 years of experience in financial management, with 10 years of experience in leading international accounting firms. For nine years prior to joining Tatum, Mr. Alleman served as Vice President and Chief Financial Officer with Centuri Corporation in Penrose, Colorado. Mr. Alleman will remain a partner in Tatum, which will allow Simtek access to a variety of professional resources provided by Tatum to its clients. Mr. Alleman holds a Bachelors Degree in Accounting from Seton Hall University and became a Certified Public Accountant in the State of New Jersey in 1980.

     Officers serve at the discretion of the Board.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The first table below sets forth information regarding ownership of our common stock as of the Record Date by each person who is known by us to beneficially own more than five percent of our common stock, by each director, by each executive officer named in the summary compensation table, and by all directors and executive officers as a group. Shares issuable within sixty days after the Record Date upon the exercise of options are deemed outstanding for the purpose of computing the percentage ownership of persons beneficially owning such options or holding such notes but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Shares issuable upon the conversion of the debentures have been included for the purpose of computing the percentage ownership. To the best of our knowledge, the persons listed below have sole voting and investment power with respect to the shares indicated as owned by them subject to community property laws where applicable and the information contained in the notes to the table.

                                             Amount and Nature
Name and Address                               of Beneficial            Percent
of Beneficial Owner                              Ownership              of Class
--------------------------------------------------------------------------------

Robert H. Keeley                                   146,250    (1)              *
P. O. Box 240
Hillside, CO 81232

Harold A. Blomquist                                337,050    (2)              *
3935 Serenity Place
Colorado Springs, CO 80908

Donald G. Carrigan                                 338,833    (3)              *
425 Scrub Oak Circle
Monument, CO 80132

David W. Still                                     397,222    (4)              *
4250 Buckingham Dr., Suite 100
Colorado Springs, CO 80907

Robert Pearson                                      76,250    (5)              *
8080 N. Central Expressway,
Suite 210-LB59
Dallas, TX 75203

Ronald Sartore                                     204,167    (6)              *
14445 Cypress Point
Poway, CA 92064

Alfred Stein                                       165,167    (7)              *
410 Old Oak Court
Los Altos, CA 94022

Douglas Mitchell                                   866,164    (8)          1.22%
1775 Sunshine Circle
Woodland Park, CO 80863

Thomas Linnenbrink                               1,161,628    (9)          1.64%
1457 Smoochers Circle
Colorado Springs, CO 80904

Renaissance Capital Growth &
  Income Fund III, Inc.                          5,005,789    (10)         6.75%
c/o RENN Capital Group
8080 N. Central Expressway,
Suite 210-LB59
Dallas, TX 75203

Renaissance US Growth &
  Investment Trust PLC                           5,005,789    (11)         6.75%
c/o RENN Capital Group
8080 N. Central Expressway,
Suite 210-LB59
Dallas, TX 75203

BFSUS Special Opportunities Trust PLC.           4,005,789    (12)         5.40%
c/o RENN Capital Group
8080 N. Central Expressway,
Suite 210-LB59
Dallas, TX 75203

SF Capital Partners, Ltd                         6,136,951    (13)         8.43%
3600 South Lake Drive
St. Francis, WI 53235

Cypress Semiconductor Corporation               11,796,428    (14)        15.57%
3901 N. First Street
San Jose, CA 95134

All officers and directors as a group            3,692,731    (15)         5.06%
  (9 persons)

--------------------------
*    Less than one percent.

(1) Includes 121,250 shares issuable upon exercise of options. Includes 15,000 shares of our common stock that Mr. Keeley acquired upon the exercise of 15,000 options and includes 10,000 shares of our common stock held by Mr. Keeley's wife, Sandra D. Keeley. Mr. Keeley disclaims beneficial ownership of these shares.

(2) Represents 200,000 shares of our common stock that Mr. Blomquist personally owns, 800 shares of our common stock that Mr. Blomquist's son personally owns and includes 136,250 shares issuable upon exercise of options.

(3) Represents 500 shares of our common stock that Mr. Carrigan personally owns and includes 338,333 shares issuable upon exercise of options. Mr. Carrigan resigned as an officer of Simtek effective September 2, 2005.

(4)  Includes 397,222 shares issuable upon exercise of options.

(5)  Includes 76,250 shares issuable upon exercise of options.

(6) Represents 40,000 shares of our common stock that Mr. Sartore personally owns and includes 164,167 shares issuable upon exercise of options

(7) Represents 1,000 shares of our common stock that Mr. Stein owns and includes 164,167 shares issuable upon exercise of options.

(8) Represents 318,386 shares of our common stock that Mr. Mitchell personally owns and includes 547,778 shares issuable upon exercise of options. Mr. Mitchell resigned as an officer and director of Simtek and Q-DOT, Inc. on May 9, 2005.

(9) Represents 894,128 shares of our common stock that Mr. Linnenbrink acquired through our acquisition of Q-DOT Group and includes 267,500 shares issuable upon exercise of options.

(10) Assumes conversion, at a conversion price of $0.312 per share, of debentures issued to Renaissance Capital Growth & Income Fund III, Inc. for 3,205,128 shares of our common stock. Assumes exercise of warrants held by Renaissance Capital Growth & Income Fund III, Inc. for 250,000 shares of our common stock. Also represents 550,661 shares of our common stock that Renaissance Capital Growth & Income Fund III, Inc. acquired pursuant to its investment on November 7, 2003. Also includes 1,000,000 shares held by Renaissance Capital Growth & Income Fund III, Inc. that were issued in 2000 upon the conversion of debentures originally issued on June 12, 1998.

(11) Assumes conversion, at a conversion price of $0.312 per share, of debentures issued to Renaissance US Growth & Investment Trust PLC for 3,205,128 shares of our common stock. Assumes exercise of warrants held by Renaissance US Growth & Investment Trust PLC for 250,000 shares of our common stock. Also represents 550,661 shares of our common stock that Renaissance US Growth & Investment Trust PLC acquired pursuant to its investment on November 7, 2003. Also includes 1,000,000 shares held by Renaissance US Growth & Investment Trust PLC that were issued in 2000 upon the conversion of debentures originally issued on June 12, 1998.

(12) Assumes conversion, at a conversion price of $0.312 per share, of debentures issued to BFSUS Special Opportunities Trust PLC for 3,205,128 shares of our common stock. Assumes exercise of warrants held by BFSUS Special Opportunities Trust PLC for 250,000 shares of our common stock. Also represents 550,661 shares of our common stock that BFSUS Special Opportunities Trust PLC acquired pursuant to its investment on November 7, 2003.

(13) Represents 4,072,967 shares of our common stock that SF Capital Partners Ltd. acquired pursuant to its equity investment in us on October 12, 2004. Assumes exercise of warrants held by SF Capital Partners Ltd. for 2,063,984 shares of our common stock.

(14) Represents 6,740,816 shares of our common stock that Cypress acquired pursuant to its equity investment in us on May 5, 2005. Assumes exercise of warrants held by Cypress for 5,055,612 shares of our common stock.

(15) Includes 2,212,917 shares issuable upon exercise of options. Does not include the 14,017,367 shares beneficially owned by Renaissance Capital Growth & Income Fund III, Inc., Renaissance US Growth & Investment Trust PLC and BFSUS Special Opportunities Trust PLC. RENN Capital Group is agent for the three investment funds. Mr. Robert Pearson is a Senior Vice President of RENN Capital Group. Mr. Pearson also holds the position of a director on Simtek's board of directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To our knowledge, based solely upon a review of reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all filing requirements applicable to officers, directors and greater than 10% beneficial owners of our common shares under
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") were complied with.


                             EXECUTIVE COMPENSATION

     The following table sets forth information for each of our last three fiscal years with respect to the annual and long-term compensation of the only individual acting as the Chief Executive Officer during the fiscal year ended December 31, 2004 and each other executive officer of the Company who served during any part of 2004 whose annual salary and bonus for the fiscal year ended December 31, 2004 exceeded $100,000.

                                             Summary Compensation Table

                                                                             Long Term Compensation
                                                                             ----------------------
                                        Annual Compensation                          Awards
                              -----------------------------------------      ----------------------

Name                                                          Other
and                                                           Annual               Securities
Principal                                                     Compen-              Underlying
Position                      Year    Salary($)   Bonus($)    sation($)             Options
---------                     ----    ---------   --------    ---------            ----------
Douglas M. Mitchell(1)        2004    $175,000       --          --                    --
Chief Executive Officer,      2003    $175,000       --          --                 200,000
Chief Financial Officer       2002    $175,000       --          --                    --
(acting) and President

Thomas Linnenbrink            2004    $145,435       --          --                 30,000
Chief Executive Officer,      2003    $141,200       --          --                 30,000
President and Technical       2002    $135,408       --          --                 30,000
Director of Q-DOT
Subsidiary

Donald G. Carrigan(2)         2004    $136,475    $44,569(3)     --                 30,000
Vice President of Sales       2003    $132,500    $29,268(3)     --                 30,000
and Marketing                 2002    $ 40,625    $42,228(3)     --                   --

David W. Still(4)             2004    $138,020       --           --                50,000
Vice President of             2003    $134,000       --           --                50,000
Engineering                   2002    $130,000       --           --                  --

(1) Mr. Mitchell became Chief Executive Officer and President on January 1, 1998 and resigned on May 9, 2005.

(2) Mr. Carrigan became Vice President of Sales and Marketing on August 31, 2001 and resigned effective September 2, 2005.

(3) Mr. Carrigan was on a bonus plan that is directly related to net revenue and department spending.

(4)  Mr. Still became Vice President of Engineering on December 3, 2001.

OPTION GRANT TABLE

     The following table sets forth certain information with respect to options granted by us during the fiscal year ended December 31, 2004 to the individuals named in the summary compensation table above.


                                             Shares                                                   Potential
                                           subject to                   Market                    Realizable Value
                            Shares          Options                     Price                        at Assumed
                          Subject to       Granted to     Exercise       per                       Annual Rate of
                           Options         Employees       Price       Share on                      Stock Price
                          Granted in     in Fiscal Year     Per        Date of     Expiration     Appreciation for
Name                     Fiscal Year       % of Total      Share        Grant         Date           Option Term
--------------------     -----------     --------------  ---------     --------    ----------   --------------------
                                                                                                   5%         10%
                                                                                                --------------------
Thomas Linnenbrink       30,000(1)           3.02%         $1.17        $1.17       01/09/2011   $14,289    $33,300
Donald Carrigan          30,000(2)           3.02%         $1.17        $1.17       01/09/2011   $14,289    $33,300
David Still              50,000(3)           5.04%         $1.17        $1.17       01/09/2011   $23,815    $55,500

(1) 30,000 options were granted to Mr. Linnenbrink in his capacity as Chief Executive Officer, President and Technical Director of Q-DOT subsidiary; these options vest at 1/36th per month over 3 years.

(2) 30,000 options were granted to Mr. Carrigan in his capacity as Vice President of Sales and Marketing, these options vest at 1/36th per month over 3 years.

(3) 50,000 options were granted to Mr. Still in his capacity as Vice President of Engineering, these options vest at 1/36th per month over 3 years.


YEAR-END OPTION TABLE

     The following table sets forth, as of December 31, 2004, the number of shares subject to unexercised options held by the individuals named in the summary compensation table above. 1,485,278 exercisable options had an exercise price less than the last sale price of our common stock underlying the options as reported by the OTC Electronic Bulletin Board on the last trading day of the fiscal year ended December 31, 2004.

                                  Aggregated Option/SAR Exercises in Last Fiscal Year
                                         and Fiscal Year-End Option/SAR Values

                                                                                             Value of Unexercised
                                                           Number of Unexercised                 in-the-money
                                                             Options at Fiscal                     Options
                                                                 Year-End                     at Fiscal Year-End
                                                        ----------------------------    ------------------------------
                             Shares          Value
                           Acquired on     Realized     Exercisable    Unexercisable    Exercisable      Unexercisable
Name                      Exercise (#)        ($)           (#)             (#)             ($)               ($)
------------------        -------------    --------     -----------    -------------    -----------      -------------
Douglas Mitchell             300,000       $129,845        736,667         83,333         $196,267         $38,333
Thomas Linnenbrink                --             --        206,667         33,333         $ 13,608         $ 5,292
Donald Carrigan                   --             --        278,334         31,666         $ 93,242         $ 4,658
David Still                       --             --        297,222         52,778         $ 88,736         $ 7,764

TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Incident to Mr. Mitchell's resignation as director, Chief Executive Officer, President and Chief Financial Officer (acting) of Simtek, and as Chairman of the Board of Simtek's subsidiary, Q-DOT, Inc., Simtek entered into a Separation Agreement, dated May 9, 2005 (the "Separation Agreement") with Mr. Mitchell. The Separation Agreement provides that for six months following the date of the Separation Agreement, Mr. Mitchell will receive a base salary (prorated from an annualized base salary of $225,000), and for an additional 12 months following the six months mentioned above, he will receive $1,875 per month in exchange for providing consulting services to Simtek. Mr. Mitchell's stock options will continue to vest and his vested stock options will remain exercisable during the period that he continues to receive his base salary and during the period that he provides consulting services to Simtek. Promptly following the date of the Separation Agreement, the Company granted to Mr. Mitchell 100,000 shares of common stock. The Company has granted 50,000 shares of common stock to Mr. Mitchell in connection with a certain strategic transaction and has also agreed to grant Mr. Mitchell, subject to the terms of the Separation Agreement, a certain stock bonus in connection with a certain strategic transaction. The Separation Agreement also contains a mutual release.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 28, 2005, we issued to Renaissance Capital Growth and Income Fund III, Inc., Renaissance US Growth & Investment Trust PLC and BFSUS Special Opportunities Trust PLC., which are managed by RENN Capital Group, warrants to purchase 200,000 shares of our common stock at $0.50 per share with an exercise period of 5 years. These warrants were issued in exchange for an agreement to delay making principal redemption installments under the 7.50% Convertible Debentures issued by Simtek in 2002 in the aggregate principal amount of $3,000,000. RENN Capital Group is the agent for these three investment funds. One of our directors, Mr. Robert Pearson, holds the position of Senior Vice President of RENN Capital Group.

     On May 5, 2005, the Company closed a Production and Development Agreement with Cypress to jointly develop a 0.13-micron Silicon-Oxide-Nitride-Oxide-Silicon (SONOS) nonvolatile memory process. The Company has agreed to work with Cypress to add the SONOS nonvolatile capability to Cypress's baseline CMOS process, which is in production at its Minnesota wafer fabrication plant. The Company intends to use the technology to produce a family of 4-megabit nvSRAM and Value-Added-Memory products. In connection with the Production and Development Agreement, the Company closed a Share Purchase Agreement with Cypress on May 5, 2005, pursuant to which Cypress purchased 6,740,816 shares of the Company's common stock for $4,000,000 and acquired a warrant to purchase 5,055,612 shares of the Company's common stock at an exercise price of $0.7772. The warrant has a ten-year term. The Company also entered into an Escrow Agreement with Cypress pursuant to which the Company deposited $3 million into an escrow account in order to support and make certain payments for the 0.13-micron SONOS process and product developments. Mr. Ronald Sartore, one of our directors, is Vice President of High Speed Serial Interfaces (HSSI) Business Unit for Cypress' Consumer and Computation Division. Mr. Tom Surrette, one of our directors, is managing director in Cypress' Memory and Imaging Division.

CONFIDENTIALITY AND NONDISCLOSURE AGREEMENTS

     We generally require our employees to execute confidentiality and nondisclosure agreements upon the commencement of employment with us. The agreements generally provide that all inventions or discoveries by the employee related to our business and all confidential information developed or made known to the employee during the term of employment shall be the exclusive property of us and shall not be disclosed to third parties without the prior approval of us.

DIRECTORS' COMPENSATION

     In January and February 2004, each director who was not also an employee received $1,000 for each meeting of the Board, attended in person, and $500 for each meeting of a committee of the Board. The Chairman of the Board received $4,000 per calendar quarter, $1,000 for each meeting of the Board, attended in person, and $500 for each meeting of a committee of the Board. Directors were also reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to us.

     In March 2004, the board of directors approved a new compensation plan for its directors. Starting March 2004, each director who is not an employee received $1,500 for attending each meeting of the board of directors, attended in person, and $500 for each meeting of a committee of the board of directors. Starting January 1, 2005, each director receives a $10,000 annual stipend; the stipend is paid quarterly. Until the Company achieves two consecutive quarters of net profit, the stipend is paid in restricted common stock. The cost per common share is calculated based on the average closing price of our common stock during the 20 trading days prior to issuance. Commencing the first quarter after we have shown two consecutive quarters of audited net profit, the stipend will be paid in cash. Upon initial appointment or election to the board of directors, each newly appointed or elected member receives options to purchase 100,000 shares of our common stock. Each member of the board of directors receives, within the first month of each calendar year, while serving as a member of the board of directors, a grant of options to purchase 35,000 shares of our common stock. Along with the above compensation, the Chairman of the Board also receives $4,000 per calendar quarter. Directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to us.

     During the fiscal year ended December 31, 2004: 100,000 and 29,167 stock options were granted to Mr. Ronald Sartore at $1.34 and $1.16 per share, respectively, the market price on the date of grant; 100,000 and 29,167 stock options were granted to Mr. Alfred Stein at $1.34 and $1.16 per share, respectively, the market price on the date of grant; 26,250 stock options were granted to each of Mr. Harold Blomquist, Dr. Robert Keeley and Mr. Robert Pearson at $1.16 per share, the market price on the date of grant.

     We have adopted a Code of Business Conduct and Ethics that applies to our Chief Executive Officer, the Chief Financial Officer, and the Controller, as well as to our directors and employees. The Code of Business Conduct and Ethics can be found at our Internet website at www.simtek.com.

                          REPORT OF THE AUDIT COMMITTEE

     Notwithstanding anything to the contrary set forth in any of our previous or future filings with the SEC that might incorporate this proxy statement, in whole or in part, the following report of the Audit Committee shall not be deemed to be "soliciting materials" or "filed" or incorporated by reference in our filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.


THE AUDIT COMMITTEE

     As of the date of this proxy statement, the Audit Committee of the Board (the "Audit Committee") was composed of two (2) directors appointed by the Board. All of the committee members, Mr. Keeley and Mr. Stein satisfy the independence requirements of the Audit Committee Policy of the Nasdaq Stock Market, Inc. and Mr. Keeley has been designated by the Board as the Audit Committee's "financial expert." For a description of Mr. Keeley's relevant experience, please see his biographical information contained in Proposal 1 of this Proxy Statement. On March 24, 2003, the Board adopted a written charter for the Audit Committee (the "Charter").

     Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's independent accountants, Hein & Associates LLP, are responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

     The Audit Committee's primary responsibilities are to:

     1. monitor the integrity of the Company's financial reporting process and the Company's systems of internal accounting and financial controls regarding finance, accounting, and legal compliance;

     2. monitor the independence and performance of the Company's external auditors;

     3. provide an avenue of communication among the independent auditors, management, and the Board;

     4.   pre-approve all audit and permitted non-audit services; and

     5. develop procedures for receiving, on an anonymous basis, and responding to concerns about the Company's accounting and auditing practices.

REVIEW OF FISCAL YEAR 2004 FINANCIAL STATEMENTS

     In connection with its review of the Company's Fiscal Year 2004 Financial Statements, the Audit Committee has:

     (1) reviewed and discussed the audited financial statements with management;

     (2) discussed with Hein & Associates LLP, the Company's independent accountants, the matters required to be disclosed by SAS 61, as modified and supplement; and

     (3) received from Hein & Associates LLP the written disclosures and letter required by Independence Standards Board Standard No. 1 ("ISB 1") and discussed with Hein & Associates LLP its independence.

     Based upon the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements for fiscal year ended December 31, 2004 be included in the Company's 2004 Annual Report on Form 10-KSB/A.

BY THE AUDIT COMMITTEE OF THE BOARD:
Robert Keeley
Alfred Stein

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board establishes and recommends the Chief Executive Officer's compensation levels to the Board of Directors and reviews certain aspects of executive compensation.

     The Committee is currently responsible for setting the Company's policies regarding compensation for the Chief Executive Officer, administering the Company's stock option plan and setting compensation levels for the Company's Board of Directors.

COMPENSATION PHILOSOPHY

     The general philosophy of the Compensation Committee is to provide executive compensation designed to attract, retain, and motivate executives critical to the Company's long-term growth and profitability. Compensation of the Chief Executive Officer consists of base salary and bonus awards, and long-term compensation consisting of stock options.

     The primary components of compensation paid to the Chief Executive Officer are discussed below:

ANNUAL COMPENSATION

     Base Salary

     The Committee periodically reviews and approves the base salary paid to the Chief Executive Officer. Adjustments to base salaries are determined based upon a number of factors, including the Company's financial and strategic performance (to the extent such performance can fairly be attributed or related to executive's performance), as well as the nature of executive's responsibilities, capabilities and contributions. The Compensation Committee believes that the base salary of the Chief Executive Officer is comparable to the base salaries of chief executive officers of other companies in the Company's industry that are of similar size and situation.

     Annual Incentive Bonus

     The Company's Annual Incentive Bonus Plan provides for the payment of cash bonuses based on the Company's financial and strategic performance in relation to predetermined objectives and individual executive performance for the year then ended. Based on the Company's performance, no bonuses were paid during 2004.

LONG-TERM COMPENSATION

     Equity Based Compensation

     The Compensation Committee grants to the executive officers, including the Chief Executive Officer, options to purchase shares of the Company's common stock under the Company's stock option plan that was adopted by the Company in 1994. These options are granted at an exercise price equal to the close price of the common stock on the date of grant, begin vesting after six months after the date of grant, will become fully vested after three years and expire seven years from date of grant. The objective of these grants is to align the interests of the executive officers with those of shareholders because stock options produce value for the executive officers only if the Company's stock appreciates in value.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     During 2004, the Company's Chief Executive, Mr. Mitchell, received a base annual salary of $175,000. Mr. Mitchell's base salary for each of the years ended December 31, 2004, 2003, and 2002 was $175,000. Since 1998, changes in Mr. Mitchell's salary have been reviewed by the Compensation Committee annually. Due to the Company's financial performance, Mr. Mitchell's base salary did not increase and he was awarded no bonuses or stock options during 2004.



BY THE COMPENSATION COMMITTEE OF THE BOARD:

Robert Pearson
Ronald Sartore
Douglas Mitchell (through May 2005)
Harold Blomquist (beginning May 2005)

     The report of the Compensation Committee and the information contained therein shall not be deemed to be "solicited material" or "filed" or incorporated by reference in any filing we make under the Securities Act or under the Exchange Act, irrespective of any general statement incorporating by reference this Proxy Statement into any such filing, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into a document we file under the Securities Act or the Exchange Act.

                         COMPANY STOCK PRICE PERFORMANCE

     The graph below compares the percentage change in the cumulative total return to our shareholders during the period from December 31, 1999 to December 31, 2004 with the percentage change in the cumulative total return for the S&P SmallCap 600 index and the PHLX Semiconductor Sector Index, or SOXX. The graph assumes the investment on December 31, 1999 of $100 in Simtek's common stock and each of the foregoing indices, and that dividends, if any, were reinvested in all cases. The stock price performance shown on the graphs is not necessarily indicative of future price performance.


                            CUMULATIVE TOTAL RETURN
           Based upon initial investment of $100 on December 31, 1999 with dividends reinvested

                                [GRAPH OMITTED]


Total Return Analysis

                      12/31/99     12/29/00     12/31/01     12/31/02     12/31/03     12/31/04
                      --------     --------     --------     --------     --------     --------
Simtek Corporation      $100         $117         $145          $55         $414         $207
SOXX                    $100          $82          $74          $41          $72          $62
S&P SmallCap 600        $100         $112         $119         $102         $141         $173


The preceding graph and table shall not be deemed to be "solicited material" or "filed" or incorporated by reference in any filing we make under the Securities Act or under the Exchange Act, irrespective of any general statement incorporating by reference this Proxy Statement into any such filing, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into a document we file under the Securities Act or the Exchange Act.

                           PROPOSAL 2 - APPOINTMENT OF

                             INDEPENDENT ACCOUNTANTS

     Hein & Associates LLP served as the Company's principal accountants for the fiscal year ended December 31, 2004, and the Board has selected Hein & Associates LLP as the Company's principal accountants for the 2005 fiscal year. Management of the Company does not expect representatives of Hein & Associates LLP to be present at the Annual Meeting.

AUDIT FEES

     Simtek was billed an aggregate of approximately $86,000 and approximately $55,000 in fees for professional services rendered during the fiscal years ended December 31, 2004 and December 31, 2003, respectively in connection with the audit of Simtek's consolidated financial statements for such fiscal years and the reviews of the financial statements included in Simtek's Forms 10-QSB for such fiscal years and statutory and regulatory filings or engagements for such years.

AUDIT-RELATED FEES

     Simtek was billed $4,500 and $0 for assurance and related fees by Hein & Associates LLP during the fiscal years ended December 31, 2004 and December 31, 2003, respectively.

ALL OTHER FEES

     Hein & Associates LLP did not bill the Company for any other services rendered to Simtek for the fiscal years ended December 31, 2004 and December 31, 2003.

TAX FEES

     Simtek was billed an aggregate of $15,200 and $14,000 in fees for professional services rendered during the fiscal year ended December 31, 2004 and December 31, 2003, respectively, for tax compliance, tax advice, and tax planning. The nature of the tax services comprising such fees was in connection with tax compliance (including U.S. federal and state returns) and tax consulting.

PRE-APPROVAL POLICIES AND PROCEDURES

     Pre-approval of the independent auditor's services was not required under applicable rules and regulations prior to 2003. In 2003, audit and audit-related services, tax services, and other services were required to be pre-approved by the audit committee of our board of directors. The audit committee's pre-approval policy provides for pre-approval of all audit, audit-related, tax, and all other services provided by Hein & Associates LLP. The audit committee concluded that such services by Hein & Associates LLP were compatible with the maintenance of that firm's independence in the conduct of its auditing functions.



         THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF HEIN & ASSOCIATES LLP, INDEPENDENT AUDITORS, AS AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2005.

                              SHAREHOLDER PROPOSALS

      Proposals that shareholders seek to have included in the proxy statement for the Company's next annual meeting must be received by the Company no later than August 24, 2006. If next year's annual meeting is held on a date more than 30 calendar days from October 27, 2006, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. A shareholder proposal or nomination for director for consideration at the 2006 annual meeting but not included in the proxy statement and proxy must be received by the Company no later than 30 days prior to the first anniversary of the initial notice of the Annual Meeting, provided that such proposal need not be given more than 50 days prior to the first anniversary of the initial notice of the Annual Meeting. The procedures for submitting a shareholder proposal or nomination not included in the proxy statement and proxy are more fully described in the Company's bylaws. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the SEC.


                             ADDITIONAL INFORMATION

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB/A FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 FILED WITH THE SEC WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO SIMTEK CORPORATION AT 4250 BUCKINGHAM DR. #100, COLORADO SPRINGS, COLORADO 80907. Each such request must set forth a good faith representation that as of the Record Date the person making the request was the beneficial owner of common stock of the Company entitled to vote at the Annual Meeting. We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy, and information statements, and other information with the SEC. Such reports, proxy, and information statements, and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. Copies of such materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a World Wide Web site that contains reports, proxy, and information statements, and other information filed through the SEC's Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed at http://www.sec.gov.

                                      PROXY


                               Simtek Corporation
                            4250 Buckingham Dr. #100
                           Colorado Springs, CO 80907


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints, Harold A. Blomquist, Chief Executive Officer, and Brian Alleman, Chief Financial Officer, and each of them individually, the proxies of the undersigned, with full power of substitution, to vote, at the Annual Meeting of Shareholders of Simtek Corporation (the "Company") to be held October 27, 2005 and all adjournments thereof, all shares of Common Stock of the Company held of record by the undersigned as of September 12, 2005 as follows:





1.   ELECTION OF DIRECTORS

Nominees:         Harold Blomquist          Robert Pearson

         [ ]   FOR ALL NOMINEES       [ ]   WITHHOLD FROM ALL NOMINEES


FOR, except vote withheld from the following nominee (s):

         (     )
                ----------------------------------------------------------------
                                    List of Nominees



2.  RATIFICATION OF SELECTION OF AUDITORS

         [ ]   FOR           [ ]   AGAINST          [ ]   ABSTAIN


In their discretion, the proxies appointed hereby are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is indicated, this Proxy will be voted FOR Proposal 1 and 2 above.



DATED:                                           , 2005
       ------------------------------------------


                  (Signature)



                  (Signature)

NOTE: Please sign in the same manner as name(s) appear below. Joint owners should both sign. Fiduciaries, attorneys, corporate officers, etc., should indicate their capacities.

Dear Fellow Shareowner:


Simtek marked its 17th year in 2004. It was an eventful, challenging year for our company, our customers, and for our shareowners. Total combined revenue for the year grew modestly to just under $15 million based on increased sales of the company's semiconductor products. Net loss for the year increased based on increased operating expenses and reduced selling prices.

Several significant events occurred during the year. In October we closed an important equity financing round of $2.5 million joined by SF Capital Partners, Ltd., Bluegrass Growth Fund LP, and Bluegrass Growth Fund LTD. Our primary wafer supplier, Chartered Semiconductor, completed the closure of Fab 1, converting production of our legacy nvSRAM products to Fab 2 resulting in temporarily increased costs to convert, but by year's end, improved manufacturing efficiencies and more stable production. At the same time, the company stopped its joint process development agreement with X-Fab due to a shortage of appropriate resources on both sides of the relationship.

Competitive pressures were intense during the year with pressure coming from the other manufacturer of SONOS-based nvSRAM products, ZMD, as well as from alternative technologies such as the FRAM from Ramtron, and BatRams from ST Microelectronics and Maxim. Average selling prices of our legacy nvSRAM products declined during the year as we battled in the market to maintain production programs with key customers and market share.

Customer adoption of our flagship 1 megabit nvSRAM continued at a brisk pace. More than 250 customers were exposed to specifications of our devices with more than 50 receiving samples by the end of the year. Several customers quickly completed system designs using our early samples and were ready to enter into production programs by year's end. The company was unable to complete full product qualification by the end of the year and began limited shipments to certain customers with provisional product qualification. The company fell short of meeting customer demand for introduction and ramp to production of 1 megabit devices.

2004 was also a year of successful transitions on the Board of Directors. In early 2004 two directors, Klaus Wiemer and John Heightley resigned from the board. New Board members elected in April 2004 were Ron Sartore and Al Stein.

As we focus on our nvSRAM product and technology roadmap enabled through our process partnership with Dongbu/Anam Semiconductor, we are moving forward with our plan to launch and qualify our 1 megabit family of products and to aggressively work on improving production efficiencies and reducing manufacturing costs on both legacy and 1 megabit products.. We have many opportunities to improve our global supply chain and production efficiencies.

Early 2005 saw continuing challenges in our markets and delayed production of our 1 megabit family. We have engaged in a joint process development with Cypress Semiconductor which opens the door to a product and technology roadmap that will enable us to step ahead of certain competitors, and to close with gap with some others. By the middle of the year, we are seeing gradually improved results and our outlook for the year is improving. We are excited about our growth opportunities and look forward to translating those opportunities into increased shareowner value.

With warmest regards,

/s/ Harold A. Blomquist
Harold A. Blomquist